UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 29, 2008

CENTURY PROPERTIES GROWTH FUND XXII

(Exact name of Registrant as specified in its charter)

            California                0-13418               94-2939418

      (State or other jurisdiction (Commission            (I.R.S. Employer

         of incorporation or        File Number)        Identification Number)

           organization)

55 Beattie Place

Post Office Box 1089

Greenville, South Carolina 29602

(Address of principal executive offices)

(864) 239-1000

(Issuer's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

[ ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01   Entry into a Material Definitive Agreement.

Century Properties Growth Fund XXII, a California limited partnership (the “Registrant”), owns a 100% interest in Cooper’s Pointe CPGF 22, L.P., a Delaware limited partnership, which owns Cooper’s Pointe Apartments (“Cooper’s Pointe”), a 192-unit apartment complex located in North Charleston, South Carolina. The Registrant also owns a 100% interest in Copper Mill CPGF 22, L.P., a Delaware limited partnership, which owns Copper Mill Apartments (“Copper Mill”), a 192-unit apartment complex located in Richmond, Virginia.  On September 29, 2008, Cooper’s Pointe CPGF 22 L.P. and Copper Mill CPGF 22, L.P., each individually known as the “Partnership” or collectively known as the “Partnerships”, and thirteen other partnerships (together the “Selling Partnerships”) that collectively own fifteen apartment complexes containing an aggregate of 2,919 units entered into an Agreement for Purchase and Sale and Joint Escrow Instructions (the “Purchase Agreement”) with third parties, JRK Property Holdings, Inc., a California corporation, and JRK Birchmont Advisors, LLC, a Delaware limited liability company (collectively the “Purchaser”), to sell fifteen apartment complexes (together the “Properties” and individually a “Property”) owned by the Selling Partnerships to the Purchaser for a total sales price of $176,800,000, $13,000,000 and $14,600,000 of which will be allocated to Cooper’s Pointe and Copper Mill, respectively. Each of the Selling Partnerships is affiliated with AIMCO Properties, L.P., an affiliate of both the Partnership and the Managing General Partner of the Registrant.

The following is a summary of the terms and conditions of the Purchase Agreement, which summary is qualified in its entirety by reference to the Purchase Agreement, a copy of which is attached hereto as an exhibit.

PURCHASE PRICE.  The total purchase price is $176,800,000, $13,000,000 and $14,600,000 of which will be allocated to Cooper’s Pointe and Copper Mill, respectively, subject to certain prorations and adjustments at the closing.  The Purchaser delivered a deposit of $17,700,000, of which the Partnerships are allocated approximately $1,301,000 for Cooper’s Pointe and approximately $1,461,000 for Copper Mill. The deposit is nonrefundable unless the Purchaser is unable to either a) assume the existing Property mortgage or b) obtain new financing for the Property, as specified in the Purchase Agreement.  The applicable share of the deposit not refunded shall be credited against the purchase price at closing.

CLOSING. The Purchaser agreed to assume the mortgage loans on Cooper’s Pointe and Copper Mill at closing.  The Purchaser has until October 17, 2008 to obtain approval from each existing lender to assume the respective property’s mortgage loan. In the event that the Purchaser notifies each individual Partnership on October 17, 2008 that loan assumption approval was not obtained and the Purchaser used its best efforts to obtain each respective loan assumption approval, the loan assumption deadline shall be automatically extended to November 21, 2008. In the event that the Purchaser is not able to obtain each loan assumption approval by November 21, 2008, the respective Partnership may either (a) extend the loan assumption deadline for an additional 30 days; (b) terminate the Purchase Agreement with respect to the respective property and return the applicable deposits; or (c) repay the respective mortgages in full at closing, in which case each Partnership would be responsible for any prepayment premium or penalty imposed by the respective lender in connection with the respective payoffs. The expected closing date for Cooper’s Pointe and Copper Mill is October 21, 2008 in the event the Purchaser has received loan assumption approval by this date.  If the Purchaser is granted an initial loan assumption approval extension for each property, the expected closing date for Cooper’s Pointe and Copper Mill is November 21, 2008. If an additional loan assumption extension is granted for each property, the expected closing date for Cooper’s Pointe and Copper Mill is December 22, 2008.  In the event the respective Partnership has elected to repay the mortgages, the closing date will be 30 days after such notice was provided by each respective Partnership to the Purchaser.  The closing is also subject to customary closing conditions and deliveries.

In connection with the sale of Cooper’s Pointe, the Partnership has agreed that the Partnership or its affiliate will provide partial financing to the Purchaser related to its acquisition of Cooper’s Pointe (the “Seller Loan”).  The Seller Loan will be in an amount equal to $2,250,000. Interest on the Seller Loan will be payable at a rate of 3.5% for the first three years and 4% each year thereafter until maturity.

COSTS AND FEES.  With respect to Cooper’s Pointe and Copper Mill, the Purchaser will pay (i) any mortgage or similar taxes on new financing obtained by the Purchaser; (ii) any premiums or fees required to be paid by the Purchaser with respect to the title policy; and (iii) one-half of the customary closing costs.  The respective Partnership will pay (i) the base premium for its title policy; (ii) the cost of recording any instruments required to discharge any liens or encumbrances against its Property; (iii) any sales, use taxes, gross receipts or similar taxes; and (iv) one-half of the customary closing costs.

REPRESENTATIONS AND WARRANTIES.  The Selling Partnerships and the Purchaser each made limited representations and warranties to the other.

RISK OF LOSS.  The Partnerships have no obligation to repair any loss or damage to Cooper’s Pointe or Copper Mill, respectively, by reason of any insured or uninsured casualty during the period through and including the closing date in excess of 30 percent of the allocated purchase price and shall notify the Purchaser in writing of such damages.  The Purchaser may elect to terminate each individual Purchase Agreement with respect to Cooper’s Pointe and Copper Mill within ten days after notification of a casualty loss in excess of 30 percent of the allocated purchase price. With respect to any loss or damage less than 30 percent of the allocated purchase price, the respective Partnership will either complete repairs if possible prior to the closing date or assign any insurance proceeds to the Purchaser.  The Partnerships must maintain in full force and effect until the closing date all existing insurance coverage on Cooper’s Pointe and Copper Mill.

ASSIGNMENT.  With the exception of an assignment to an affiliate of the Purchaser, the Purchase Agreement is not assignable by the Purchaser without the prior written approval of the Selling Partnerships.

DEFAULTS AND REMEDIES.  If the Purchaser defaults on its obligations to deliver when required any required deposit, the purchase price for Cooper’s Pointe and Copper Mill or any other specified deliveries, the Purchaser will forfeit its deposit to the respective Partnership, and neither the Purchaser nor the Partnership will be obligated to proceed with the purchase and sale of either Cooper’s Pointe and Copper Mill.  The Selling Partnerships expressly waived the remedies of specific performance and additional damages for defaults by the Purchaser.

If each Partnership, prior to the closing, default in its representations, warranties, covenants, or obligations the Purchaser has the option of (i) if Purchaser has closed on the remaining Properties for which there has been no default, seek specific performance of the Partnership’s obligations pursuant to the Purchase Agreement (but not damages); or (ii) terminating the Purchase Agreement for the Property or Properties for which there was a default, proceed to closing on the remaining Properties and receiving a return of the applicable deposit an amount equal to the actual third-party costs incurred by the Purchaser relating to breaking any Purchaser’s rate lock with respect to the terminated properties, not to exceed $2,000,000 in the aggregate.

Item 9.01   Financial Statements and Exhibits

(d) Exhibits

    The following exhibits are filed with this report:

10.42       Agreement for Purchase and Sale and Joint Escrow Instructions betweenCooper’s Pointe CPGF 22, L.P., a Delaware limited partnership, Copper Mill CPGF 22, L.P., a Delaware limited partnership, and the affiliated Selling Partnerships and JRK Property Holdings, Inc., a California corporation and JRK Birchmont Advisors, LLC, a Delaware limited liability company, dated September 29, 2008. *

10.43       First Amendment to Agreement for Purchase and Sale and Joint Escrow Instructions between Cooper’s Pointe CPGF 22, L.P., a Delaware limited partnership,Copper Mill CPGF 22, L.P., a Delaware limited partnership, and the affiliated Selling Partnerships and JRK Property Holdings, Inc., a California corporation and JRK Birchmont Advisors, LLC, a Delaware limited liability company, dated September 30, 2008. *

10.44       Second Amendment to Agreement for Purchase and Sale and Joint Escrow Instructions between Cooper’s Pointe CPGF 22, L.P., a Delaware limited partnership,Copper Mill CPGF 22, L.P., a Delaware limited partnership, and the affiliated Selling Partnerships and JRK Property Holdings, Inc., a California corporation and JRK Birchmont Advisors, LLC, a Delaware limited liability company, dated October 2, 2008. *

*Schedules and supplemental materials to the exhibit have been omitted but will be provided to the Securities and Exchange Commission upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTURY PROPERTIES GROWTH FUND XXII

By:   FOX PARTNERS IV

General Partner

By:   FOX CAPITAL MANAGEMENT CORPORATION

Managing General Partner

By:   /s/Stephen B. Waters

Stephen B. Waters

Vice President

Date: October 3, 2008